Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Cipora lavut, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Aura Systems, Inc. on Form 10-Q for the period ended November 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Aura Systems, Inc. at the dates and for the periods indicated.

Date: January 14, 2020	By:	/s/ Cipora Lavut
Cipora Lavut
President

I, David Mann, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Aura Systems, Inc. on Form 10-Q for the period ended November 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Aura Systems, Inc. at the dates and for the periods indicated.

Date: January 14, 2020	By:	/s/ David Mann
David Mann
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Aura Systems, Inc. and will be retained by Aura Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.